For Immediate Release

Contact:	Michael Morache — President and CEO
Larry Betterley — Sr. VP and CFO
Steve Schuster — VP and Treasurer
952.832.1000
PLATO Learning, Inc. Reports First Quarter Fiscal Year 2006 Results
Net Loss Declines By $7.3 million
MINNEAPOLIS, MN — February 28, 2006 — PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K—adult computer-based and e-learning solutions, today announced revenues for its first quarter ended January 31, 2006, totaling $23.5 million. This represents a $2.0 million or 8% decrease from the $25.5 million reported for the comparable period of fiscal 2005.
Net loss for the first quarter of 2006 declined 70.0% to ($3.2) million, or ($0.14) per diluted share, compared to a net loss of ($10.5) million, or ($0.46) per diluted share, for the same period of 2005. Last year’s net loss included restructuring and other charges of $2.3 million, or $0.10 per diluted share.
Gross margin was 57.4% for the quarter, versus 46.7% in first quarter 2005. The higher gross margin was primarily driven by cost reductions and increased productivity in the service organization, and by lower amortization expense resulting from asset impairment charges taken in the fourth quarter of 2005. These improvements were partially offset by a reduction in high gross margin license fee revenue. Operating expenses declined 24.2% from the first quarter of 2005. The reduction primarily resulted from cost reduction initiatives in sales and marketing and to a decline in restructuring and other charges of $2.2 million. First quarter 2006 includes a $322,000 non-cash charge for stock-based compensation from the adoption of FAS 123(R).
Michael Morache, PLATO Learning President and CEO, said, “We completely reengineered our sales organization in 2005. This not only included changes to systems and procedures, but also to the people through voluntary and involuntary attrition and a thorough recruiting process. As a result of this transition many of our sales representatives had been with the company less than six months during the first quarter. This resulted in a decline in orders from last year and, accordingly, lower license fee and deferred revenues; however, this was partially offset by stronger services revenue. By the end of the quarter we were fully staffed in our sales organization with highly talented professionals, which is expected to result in an increased order rate going forward and achievement of our previously communicated financial guidance for the year.”

1

“Cost of revenues and operating expenses were down substantially due to our restructuring and cost reduction initiatives implemented in 2005. Our operating expenses, excluding restructuring and other charges, declined 16%, demonstrating a significant reduction in our break-even point for profitability. This was accomplished while aggressively pursuing our product development plan, with the launch of our new whole-semester online courses for high school occurring in January,” added Morache.
The Company highlighted additional key financial information for the first quarter 2006:
•	Earnings Before Interest Taxes Depreciation and Amortization, adjusted for restructuring and other charges and stock-based compensation expense (Adjusted EBITDA, a non-GAAP measure) was $0.5 million for the quarter, compared to a loss of ($3.3) million in 2005.

•	Cash, cash equivalents, and marketable securities were $41.6 million at January 31, 2006, compared to $47.1 million at October 31, 2005, and $41.9 million at January 31, 2005.

•	Deferred revenue was $33.1 million at January 31, 2006, versus $40.4 million at October 31, 2005, and $46.7 million at January 31, 2005.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release exclude the impact of restructuring and other charges on PLATO Learning’s operating results, as well as present Adjusted EBITDA. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may not be computed the same as similarly titled measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. PLATO Learning’s management views these non-GAAP financial measures to be helpful in assessing the Company’s ongoing operating results. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to PLATO Learning’s historical operating results and comparisons to competitors’ operating results. PLATO Learning includes these non-GAAP financial measures in its earnings announcement, because the Company believes they are useful to investors in allowing for greater transparency related to supplemental information used by management in its financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.
Quarterly Conference Call
A conference call to discuss this announcement is scheduled for today at 3:45 p.m. (Central Time). The dial-in number for this call is 1-877-209-0397 in the U.S. and Canada, and 612-332-0530 internationally. Please call 10 minutes prior to the start of the call and inform the operator you are participating in PLATO Learning’s call. Should you be unable to attend the live conference call, a recording will be available to you from 8:15 p.m. (Central Time) on February 28, 2006, until midnight on March 7, 2006. To access the recording, call 1-800-475-6701 in the U.S. and Canada and 1-320-365-3844 internationally. At the prompt, enter pass code number 816343.
Additionally, investors have the opportunity to listen to the conference call over the Internet through PLATO Learning’s website at http://www.plato.com/aboutus/investor_calls.asp.
About PLATO Learning
PLATO Learning, Inc. is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. The Company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.
PLATO Learning, Inc. is a publicly held company traded as TUTR on the NASDAQ. PLATO Learning educational software delivered via networks, CD-ROM, the Internet, and private intranets, is primarily

2

marketed to K—12 schools and colleges. The Company also sells to job training programs, correctional institutions, military education programs, corporations, and individuals.
PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, 952. 832.1000 or 800.869.2000. The Company has offices throughout the United States, Canada, and the United Kingdom, as well as international distributors in Puerto Rico, South Africa, and the United Arab Emirates. For more information, please visit http://www.plato.com.
This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company’s Annual Report on Form 10-K for the year ended October 31, 2005. Actual results may differ materially from anticipated results.
® PLATO is a registered trademark of PLATO Learning, Inc. PLATO Learning is a trademark of PLATO Learning, Inc.

3

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	January 31,
	2006	2005
Revenues:
License fees	$9,049	$12,002
Subscriptions	4,356	4,533
Services	10,081	8,920

Total revenues	23,486	25,455

Cost of revenues:
License fees	2,973	4,404
Subscriptions	2,241	2,313
Services	4,782	6,854

Total cost of revenues	9,996	13,571

Gross profit	13,490	11,884

Operating expenses:
Sales and marketing	9,734	13,326
General and administrative	4,648	4,210
Product development	1,539	1,471
Amortization of intangibles	969	1,092
Restructuring and other charges	80	2,289

Total operating expenses	16,970	22,388

Operating loss	(3,480)	(10,504)
Other income (expense):
Interest income	465	212
Interest expense	(21)	(15)
Other expense, net	(11)	(70)

Loss before income taxes	(3,047)	(10,377)
Income tax expense	150	150

Net loss	$(3,197)	$(10,527)

Loss per share:
Basic and diluted	$(0.14)	$(0.46)

Weighted average common shares outstanding:
Basic and diluted	23,629	23,110

Note: Amounts previously reported in 2005 as other revenues and other cost of revenues were reclassified to license fees and services to conform to the 2006 classification. The reclassifications had no effect on previously reported 2005 total revenues, total cost of revenues, or gross profit.

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except per share amounts)

	January 31,	October 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$41,362	$46,901
Marketable securities	221	213
Accounts receivable, net	14,518	22,768
Inventories	3,530	4,026
Other current assets	6,012	6,351

Total current assets	65,643	80,259
Equipment and leasehold improvements, net	5,320	5,711
Product development costs, net	16,149	14,753
Goodwill	71,865	71,865
Identified intangible assets, net	21,235	22,505
Other long-term assets	2,006	2,235

Total assets	$182,218	$197,328

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,384	$2,938
Accrued employee salaries and benefits	6,768	7,772
Accrued liabilities	6,275	8,933
Deferred revenue	28,752	35,218

Total current liabilities	43,179	54,861
Long-term deferred revenue	4,300	5,213
Deferred income taxes	2,081	1,931
Other long-term liabilities	404	496

Total liabilities	49,964	62,501

Stockholders’ equity:
Common stock	237	236
Additional paid in capital	166,935	166,295
Treasury stock at cost	(205)	(205)
Accumulated deficit	(33,734)	(30,537)
Accumulated other comprehensive loss	(979)	(962)

Total stockholders’ equity	132,254	134,827

Total liabilities and stockholders’ equity	$182,218	$197,328

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended
	January 31,
	2006	2005
Operating activities:
Net loss	$(3,197)	$(10,527)

Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income taxes	150	150
Amortization of capitalized product development costs	1,600	1,868
Amortization of identified intangible and other noncurrent assets	1,354	2,243
Depreciation and amortization of equipment and leasehold improvements	638	873
Provision for doubtful accounts	227	305
Stock-based compensation	322	—
Loss on disposal of equipment	—	14
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	8,023	12,875
Inventories	496	(696)
Other current and long-term assets	484	(243)
Accounts payable	(1,554)	(2,197)
Other current and long-term liabilities	(3,760)	(1,449)
Deferred revenue	(7,379)	(4,916)

Total adjustments	601	8,827

Net cash used in operating activities	(2,596)	(1,700)

Investing activities:
Capitalized product development costs	(2,996)	(2,876)
Purchases of equipment and leasehold improvements	(248)	(748)
Purchases of marketable securities	—	(2,985)
Sales and maturities of marketable securities	—	16,251

Net cash (used in) provided by investing activities	(3,244)	9,642

Financing activities:
Net proceeds from issuance of common stock	355	1,400
Repayments of capital lease obligations	(30)	(26)

Net cash provided by financing activities	325	1,374

Effect of currency exchange rate changes on cash and cash equivalents	(24)	308

Net (decrease) increase in cash and cash equivalents	(5,539)	9,624
Cash and cash equivalents at beginning of period	46,901	29,235

Cash and cash equivalents at end of period	$41,362	$38,859

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Operating Expenses	Three Months Ended January 31,
($000's)	2006		2005
		% of		% of
		Revenue		Revenue	% Change

Total operating expenses	$16,970	72%	$22,388	88%	-24%
Restructuring and other charges	(80)		(2,289)

Operating expenses before restructuring and other charges	$16,890	72%	$20,099	79%	-16%

Reconciliation of GAAP Loss Per Share to Non-GAAP Loss	Three Months Ended
Per Share Before Before Restructuring and Other Charges	January 31,
($000's, except per share amounts)	2006	2005
Net loss	$(3,197)	$(10,527)
Restructuring and other charges	80	2,289

Net loss before restructuring and other charges	$(3,117)	$(8,238)

Loss per share (basic and diluted):
Net loss	$(0.14)	$(0.46)
Restructuring and other charges	0.01	0.10

Net loss before restructuring and other charges	$(0.13)	$(0.36)

Weighted average common shares outstanding:
Basic and diluted	23,629	23,110

Order Size	Three Months Ended January 31,
($000's)	2006		2005		% Change
	Number	Value	Number	Value	Number	Value
$100 to $249	21	$3,171	18	$2,529	17%	25%
$250 or greater	5	2,154	11	4,924	-55%	-56%

	26	$5,325	29	$7,453	-10%	-29%

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(excluding impairment, restructuring and other charges, and stock-based compensation)
($000’s)

					Twelve
					Months
					Ended
					January 31,
	Q1-2006	Q4-2005	Q3-2005	Q2-2005	2006
Net loss	$(3,197)	$(13,895)	$(311)	$(2,954)	$(20,357)
Income taxes	150	410	150	150	860
Interest, net	(444)	(394)	(205)	(140)	(1,183)
Depreciation and amortization	3,592	4,374	5,074	4,585	17,625
Impairment charges	—	13,194	—	—	13,194
Restructuring and other charges	80	2,904	200	632	3,816
Stock-based compensation	322	—	—	39	361

Adjusted EBITDA	$503	$6,593	$4,908	$2,312	$14,316

					Twelve
					Months
					Ended
					January 31,
	Q1-2005	Q4-2004	Q3-2004	Q2-2004	2005
Net earnings (loss)	$(10,527)	$2,213	$6,724	$(3,230)	$(4,820)
Income taxes	150	1,580	150	150	2,030
Interest, net	(197)	(112)	(13)	(101)	(423)
Depreciation and amortization	4,984	4,481	4,388	4,623	18,476
Restructuring and other charges	2,289	—	—	—	2,289
Stock-based compensation	—	—	—	217	217

Adjusted EBITDA	$(3,301)	$8,162	$11,249	$1,659	$17,769